Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2023 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.25 PER SHARE

ARLINGTON, Texas (Business Wire) - January 24, 2023

Fiscal 2023 First Quarter Highlights - comparisons to the prior year quarter
•Net income attributable to D.R. Horton of $958.7 million or $2.76 per diluted share
•Consolidated pre-tax income of $1.3 billion, with a pre-tax profit margin of 17.5%
•Consolidated revenues increased 3% to $7.3 billion
•Home sales revenues increased 1% to $6.7 billion on 17,340 homes closed
•Rental operations pre-tax income of $110.3 million on $327.5 million of revenues from sales of 694 single-family rental homes and 300 multi-family rental units
•Repurchased 1.4 million shares of common stock for $118.1 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its first fiscal quarter ended December 31, 2022 decreased 13% to $2.76 per diluted share compared to $3.17 per diluted share in the same quarter of fiscal 2022. Net income attributable to D.R. Horton in the first quarter of fiscal 2023 decreased 16% to $958.7 million compared to $1.1 billion in the same quarter of fiscal 2022. Homebuilding revenue for the first quarter of fiscal 2023 increased 1% to $6.74 billion from $6.68 billion in the same quarter of fiscal 2022. Homes closed in the quarter decreased 6% to 17,340 homes compared to 18,396 homes closed in the same quarter of fiscal 2022.

Net sales orders for the first quarter ended December 31, 2022 decreased 38% to 13,382 homes and 40% in value to $4.9 billion compared to 21,522 homes and $8.3 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2023 was 27% compared to 15% in the prior year quarter. The Company's sales order backlog of homes under contract at December 31, 2022 decreased 46% to 15,759 homes and 44% in value to $6.2 billion compared to 29,347 homes and $11.1 billion at December 31, 2021.

At December 31, 2022, the Company had 43,200 homes in inventory, of which 27,800 were unsold. 7,100 of the Company’s unsold homes at December 31, 2022 were completed. The Company’s homebuilding land and lot portfolio totaled 551,000 lots at the end of the quarter, of which 25% were owned and 75% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 31.5% for the trailing twelve months ended December 31, 2022, and homebuilding return on inventory (ROI) was 39.5% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the first quarter with $2.0 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $4.0 billion. Homebuilding debt at December 31, 2022 totaled $3.0 billion, which includes $700 million of senior notes that mature during the current fiscal year. The Company’s homebuilding debt to total capital ratio at December 31, 2022 was 12.8%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team produced a solid first quarter of fiscal 2023, highlighted by EPS of $2.76 per diluted share. Our consolidated pre-tax income was $1.3 billion on a 3% increase in revenues to $7.3 billion, with a pre-tax profit margin of 17.5%.

“Beginning in June 2022 and continuing through today, we have seen a moderation in housing demand caused by significant increases in mortgage interest rates and general economic uncertainty. While these pressures may persist for some time, the supply of both new and existing homes at affordable price points remains limited, and demographics supporting housing demand remain favorable.

“We are well-positioned to navigate changing market conditions with our experienced operators, diverse product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities. The strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the first quarter ended December 31, 2022, Forestar sold 2,263 lots and generated $216.7 million of revenue compared to 4,516 lots and $407.6 million of revenue in the prior year quarter. Forestar’s pre-tax income in the first quarter of fiscal 2023 decreased 48% to $27.9 million with a pre-tax profit margin of 12.9% compared to $53.5 million of pre-tax income and a 13.1% pre-tax profit margin in the same quarter of fiscal 2022.

Financial Services
For the first quarter ended December 31, 2022, financial services revenues were $137.0 million compared to $184.3 million in the same quarter of fiscal 2022. Financial services pre-tax income for the quarter was $18.2 million with a pre-tax profit margin of 13.3% compared to $67.1 million of pre-tax income and a 36.4% pre-tax profit margin in the prior year quarter.

Rental Operations
The Company's rental operations generated $110.3 million of pre-tax income on revenues of $327.5 million in the first quarter of fiscal 2023 compared to $70.1 million of pre-tax income on revenues of $156.5 million in the same quarter of fiscal 2022.

During the first quarter of fiscal 2023, the Company sold 694 single-family rental homes for $228.0 million compared to 226 homes sold for $80.3 million in the prior year quarter. At December 31, 2022, the consolidated balance sheet included $1.9 billion of single-family rental property inventory consisting of 8,240 homes, of which 4,240 were completed, and 6,120 lots, of which 1,700 were finished.

During the first quarter of fiscal 2023, the Company sold 300 multi-family rental units for $99.5 million compared to 351 units sold for $76.2 million during the prior year quarter. At December 31, 2022, the consolidated balance sheet included $997.9 million of multi-family rental property inventory consisting of 6,340 units, of which 6,110 units were under active construction and 230 units were completed.

The Company's rental operating results are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Dividends
During the first quarter of fiscal 2023, the Company paid cash dividends of $86.1 million. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.25 per common share that is payable on February 14, 2023 to stockholders of record on February 7, 2023.

Share Repurchases
The Company repurchased 1.4 million shares of common stock for $118.1 million during the first quarter of fiscal 2023, and its remaining stock repurchase authorization at December 31, 2022 was $320.2 million.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, January 24) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 364701), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 109 markets in 33 states across the United States and closed 82,930 homes in its homebuilding and single-family rental operations during the twelve-month period ended December 31, 2022. The Company is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that beginning in June 2022 and continuing through today, we have seen a moderation in housing demand caused by significant increases in mortgage interest rates and general economic uncertainty and that while these pressures may persist for some time, the supply of both new and existing homes at affordable price points remains limited, and demographics supporting housing demand remain favorable. The forward-looking statements also include that we are well-positioned to navigate changing market conditions with our experienced operators, diverse product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities and that the strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form-10-Q, both of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2022	September 30, 2022
	(In millions)
ASSETS
Cash and cash equivalents	$2,591.1	$2,540.5
Restricted cash	21.4	32.4
Total cash, cash equivalents and restricted cash	2,612.5	2,572.9
Inventories:
Construction in progress and finished homes	9,508.0	9,798.2
Residential land and lots — developed, under development, held for development and held for sale	10,037.0	9,313.3
Rental properties	2,900.3	2,544.2
Total inventory	22,445.3	21,655.7
Mortgage loans held for sale	1,782.7	2,386.0
Deferred income taxes, net of valuation allowance of $17.9 million at December 31, 2022 and September 30, 2022	137.9	141.1
Property and equipment, net	501.7	471.6
Other assets	2,620.9	2,960.3
Goodwill	163.5	163.5
Total assets	$30,264.5	$30,351.1
LIABILITIES
Accounts payable	$1,205.0	$1,360.3
Accrued expenses and other liabilities	2,816.8	3,138.3
Notes payable	5,690.3	6,066.9
Total liabilities	9,712.1	10,565.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 399,882,765 shares issued and 343,278,561 shares outstanding at December 31, 2022 and 399,172,937 shares issued and 343,953,023 shares outstanding at September 30, 2022	4.0	4.0
Additional paid-in capital	3,352.0	3,349.5
Retained earnings	20,057.9	19,185.3
Treasury stock, 56,604,204 shares and 55,219,914 shares at December 31, 2022 and September 30, 2022, respectively, at cost	(3,260.6)	(3,142.5)
Stockholders’ equity	20,153.3	19,396.3
Noncontrolling interests	399.1	389.3
Total equity	20,552.4	19,785.6
Total liabilities and equity	$30,264.5	$30,351.1

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
	(In millions, except per share data)
Revenues	$7,257.8	$7,053.4
Cost of sales	5,291.3	4,905.7
Selling, general and administrative expense	737.0	665.9
Other (income) expense	(37.7)	(15.5)
Income before income taxes	1,267.2	1,497.3
Income tax expense	298.9	351.5
Net income	968.3	1,145.8
Net income attributable to noncontrolling interests	9.6	4.2
Net income attributable to D.R. Horton, Inc.	$958.7	$1,141.6

Basic net income per common share attributable to D.R. Horton, Inc.	$2.79	$3.21
Weighted average number of common shares	344.2	356.1

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.76	$3.17
Adjusted weighted average number of common shares	346.9	360.1

Other Consolidated Financial Data
Interest charged to cost of sales	$28.5	$33.3
Depreciation and amortization	$19.8	$19.4
Interest incurred	$46.2	$36.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
	(In millions)
OPERATING ACTIVITIES
Net income	$968.3	$1,145.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	19.8	19.4
Stock-based compensation expense	22.9	23.7
Deferred income taxes	3.2	17.7
Inventory and land option charges	27.5	4.8
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	320.7	(1,003.7)
Increase in residential land and lots – developed, under development, held for development and held for sale	(637.5)	(340.7)
Increase in rental properties	(357.0)	(319.5)
Decrease (increase) in other assets	330.2	(221.8)
Decrease in mortgage loans held for sale	603.3	194.0
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(472.3)	306.2
Net cash provided by (used in) operating activities	829.1	(174.1)
INVESTING ACTIVITIES
Expenditures for property and equipment	(47.5)	(30.9)
Payments related to business acquisitions, net of cash acquired	(97.1)	—
Other investing activities	1.7	4.4
Net cash used in investing activities	(142.9)	(26.5)
FINANCING ACTIVITIES
Proceeds from notes payable	300.0	—
Repayment of notes payable	(300.0)	(0.6)
Payments on mortgage repurchase facility, net	(404.4)	(234.6)
Proceeds from stock associated with certain employee benefit plans	5.5	17.2
Cash paid for shares withheld for taxes	(25.7)	(33.0)
Cash dividends paid	(86.1)	(80.1)
Repurchases of common stock	(118.1)	(303.8)
Net proceeds from issuance of Forestar common stock	—	0.1
Net other financing activities	(17.8)	62.8
Net cash used in financing activities	(646.6)	(572.0)
Net increase (decrease) in cash, cash equivalents and restricted cash	39.6	(772.6)
Cash, cash equivalents and restricted cash at beginning of period	2,572.9	3,237.2
Cash, cash equivalents and restricted cash at end of period	$2,612.5	$2,464.6

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,039.4	$216.4	$198.4	$111.4	$25.5	$2,591.1
Restricted cash	7.4	—	12.2	1.8	—	21.4
Inventories:
Construction in progress and finished homes	9,657.4	—	—	—	(149.4)	9,508.0
Residential land and lots	8,048.4	2,067.7	—	—	(79.1)	10,037.0
Rental properties	—	—	—	2,925.5	(25.2)	2,900.3
	17,705.8	2,067.7	—	2,925.5	(253.7)	22,445.3
Mortgage loans held for sale	—	—	1,782.7	—	—	1,782.7
Deferred income taxes, net	140.4	—	—	(7.1)	4.6	137.9
Property and equipment, net	372.6	5.6	4.2	2.2	117.1	501.7
Other assets	2,549.4	51.4	143.1	25.6	(148.6)	2,620.9
Goodwill	134.3	—	—	—	29.2	163.5
	$22,949.3	$2,341.1	$2,140.6	$3,059.4	$(225.9)	$30,264.5
Liabilities
Accounts payable	$994.3	$73.0	$—	$559.8	$(422.1)	$1,205.0
Accrued expenses and other liabilities	2,494.8	341.1	123.7	24.5	(167.3)	2,816.8
Notes payable	2,970.0	706.4	1,213.9	800.0	—	5,690.3
	$6,459.1	$1,120.5	$1,337.6	$1,384.3	$(589.4)	$9,712.1

	September 30, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,040.7	$264.8	$103.3	$109.9	$21.8	$2,540.5
Restricted cash	11.3	—	19.7	1.4	—	32.4
Inventories:
Construction in progress and finished homes	9,951.5	—	—	—	(153.3)	9,798.2
Residential land and lots	7,372.9	2,022.4	—	—	(82.0)	9,313.3
Rental properties	—	—	—	2,572.1	(27.9)	2,544.2
	17,324.4	2,022.4	—	2,572.1	(263.2)	21,655.7
Mortgage loans held for sale	—	—	2,386.0	—	—	2,386.0
Deferred income taxes, net	146.3	—	—	(7.1)	1.9	141.1
Property and equipment, net	361.8	5.7	4.3	2.0	97.8	471.6
Other assets	2,266.5	50.1	492.5	18.4	132.8	2,960.3
Goodwill	134.3	—	—	—	29.2	163.5
	$22,285.3	$2,343.0	$3,005.8	$2,696.7	$20.3	$30,351.1
Liabilities
Accounts payable	$1,149.1	$72.2	$0.2	$233.6	$(94.8)	$1,360.3
Accrued expenses and other liabilities	2,365.7	365.4	596.2	25.0	(214.0)	3,138.3
Notes payable	2,942.6	706.0	1,618.3	800.0	—	6,066.9
	$6,457.4	$1,143.6	$2,214.7	$1,058.6	$(308.8)	$10,565.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$6,709.2	$—	$—	$—	$—	$6,709.2
Land/lot sales and other	34.8	216.7	—	—	(167.4)	84.1
Rental property sales	—	—	—	327.5	—	327.5
Financial services	—	—	137.0	—	—	137.0
	6,744.0	216.7	137.0	327.5	(167.4)	7,257.8
Cost of sales
Home sales (2)	5,106.7	—	—	—	(49.0)	5,057.7
Land/lot sales and other	4.9	166.8	—	—	(147.7)	24.0
Rental property sales	—	—	—	183.8	(1.7)	182.1
Inventory and land option charges	24.2	2.4	—	0.9	—	27.5
	5,135.8	169.2	—	184.7	(198.4)	5,291.3
Selling, general and administrative expense	527.1	22.9	134.1	47.5	5.4	737.0
Other (income) expense	(13.3)	(3.3)	(15.3)	(15.0)	9.2	(37.7)
Income before income taxes	$1,094.4	$27.9	$18.2	$110.3	$16.4	$1,267.2
Summary Cash Flow Information
Cash provided by (used in) operating activities	$313.9	$(49.8)	$493.1	$49.4	$22.5	$829.1

	Three Months Ended December 31, 2021
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$6,656.4	$—	$—	$—	$—	$6,656.4
Land/lot sales and other	23.0	407.6	—	—	(374.4)	56.2
Rental property sales	—	—	—	156.5	—	156.5
Financial services	—	—	184.3	—	—	184.3
	6,679.4	407.6	184.3	156.5	(374.4)	7,053.4
Cost of sales
Home sales (2)	4,833.9	—	—	—	(37.7)	4,796.2
Land/lot sales and other	17.1	333.6	—	—	(317.7)	33.0
Rental property sales	—	—	—	72.5	(0.8)	71.7
Inventory and land option charges	3.9	0.6	—	0.3	—	4.8
	4,854.9	334.2	—	72.8	(356.2)	4,905.7
Selling, general and administrative expense	497.7	21.5	125.3	18.5	2.9	665.9
Other (income) expense	(6.2)	(1.6)	(8.1)	(4.9)	5.3	(15.5)
Income before income taxes	$1,333.0	$53.5	$67.1	$70.1	$(26.4)	$1,497.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(114.7)	$5.8	$247.5	$(255.9)	$(56.8)	$(174.1)

_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2022		2021
	Homes	Value	Homes	Value
Northwest	904	$459.8	1,228	$657.1
Southwest	1,254	580.5	2,301	1,183.8
South Central	3,806	1,174.1	5,862	1,946.2
Southeast	3,917	1,392.5	6,394	2,284.8
East	2,313	845.6	3,980	1,454.9
North	1,188	470.9	1,757	729.6
	13,382	$4,923.4	21,522	$8,256.4

HOMES CLOSED

	Three Months Ended December 31,
	2022		2021
	Homes	Value	Homes	Value
Northwest	982	$520.1	1,025	$548.9
Southwest	1,707	802.7	1,944	911.5
South Central	4,837	1,636.2	5,437	1,692.3
Southeast	5,287	1,994.4	5,324	1,810.3
East	3,015	1,143.4	3,128	1,074.7
North	1,512	612.4	1,538	618.7
	17,340	$6,709.2	18,396	$6,656.4

SALES ORDER BACKLOG

	As of December 31,
	2022		2021
	Homes	Value	Homes	Value
Northwest	646	$366.8	1,157	$605.9
Southwest	1,307	682.8	3,795	1,768.2
South Central	4,764	1,620.2	9,158	3,079.2
Southeast	5,613	2,185.4	8,389	3,009.2
East	2,384	917.0	5,069	1,849.6
North	1,045	447.6	1,779	751.0
	15,759	$6,219.8	29,347	$11,063.1

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	December 31, 2022			September 30, 2022
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	12,400	26,200	38,600	11,100	32,200	43,300
Southwest	22,000	36,100	58,100	22,100	36,500	58,600
South Central	39,900	60,300	100,200	37,800	66,500	104,300
Southeast	24,400	130,700	155,100	24,700	138,600	163,300
East	23,900	103,100	127,000	22,700	105,700	128,400
North	13,800	58,200	72,000	12,700	62,600	75,300
	136,400	414,600	551,000	131,100	442,100	573,200
	25%	75%	100%	23%	77%	100%
_____________
(1)Lots controlled at December 31, 2022 included approximately 35,000 lots owned or controlled by Forestar, 17,000 of which our homebuilding divisions had under contract to purchase and 18,000 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2022 included approximately 36,700 lots owned or controlled by Forestar, 17,800 of which our homebuilding divisions had under contract to purchase and 18,900 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	December 31, 2022	September 30, 2022
Northwest	2,700	2,900
Southwest	4,500	4,900
South Central	11,300	12,400
Southeast	13,400	14,200
East	6,500	6,800
North	4,800	5,200
	43,200	46,400
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(1)Homes in inventory exclude model homes and homes related to our single-family rental operations.